UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): May 8, 2014 (May 5, 2014)

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

2150 St Elzear,

Laval, Quebec H7L 4A8

Canada

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (514) 744-6792

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 8, 2014, Valeant Pharmaceuticals International, Inc. (the “Company”) issued a press release announcing results of operations for the quarter ended March 31, 2014 and certain other financial information as of and for the quarter ended March 31, 2014. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by this reference.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 and Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By letter of resignation dated May 5, 2014, G. Mason Morfit resigned from his position as a director of the board of directors (the “Board”) of the Company, effective May 5, 2014. Mr. Morfit’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. At the time of his resignation, Mr. Morfit also served as a member of the Board’s Talent and Compensation Committee and Finance and Transactions Committee. A copy of Mr. Morfit’s letter of resignation is attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of Valeant Pharmaceuticals International, Inc. dated May 8, 2014.

99.2	Letter of Resignation of G. Mason Morfit, dated May 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

Date: May 8, 2014	By:	/s/ Howard B. Schiller
Howard B. Schiller
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Valeant Pharmaceuticals International, Inc. dated May 8, 2014.

99.2	Letter of Resignation of G. Mason Morfit, dated May 5, 2014.